Funko Reports Strong Second Quarter 2026 Financial Results;
Reiterates Full-Year Net Sales Outlook and Raises Adjusted EBITDA Guidance

--Q2 Net Sales Grew 7%; Core Collectibles Sales Increased 9%; Record Gross Margin;
Adjusted EBITDA Well Above Expectation; Debt Reduced by $15M --
EVERETT, Wash. August 6, 2026 -- Funko, Inc. (Nasdaq: FNKO), a leading pop culture lifestyle brand, today reported its consolidated financial results for the second quarter ended June 30, 2026.
Second Quarter Financial Results Summary: 2026 vs 2025
•Net sales increased 7% to $207.7 million, compared with $193.5 million
•Gross profit was $117.6 million, equal to gross margin of 56.6%, compared with $62.0 million, equal to gross margin of 32.1%
•SG&A expenses were $79.7 million compared with $82.3 million, and improved 413 basis points as a percentage of sales to 38.4% from 42.5%
•Net income was $15.4 million, or $0.27 per diluted share, compared with a net loss of $40.5 million, or $0.74 per diluted share
•Adjusted net income* was $15.0 million, or $0.26 per diluted share*, compared with an adjusted net loss* of $26.7 million, or $0.48 per diluted share*
•Adjusted EBITDA* was $40.9 million, compared with negative Adjusted EBITDA* of $16.5 million
•Gross margin, net income, adjusted net income* and adjusted EBITDA* for the second quarter of 2026 each included a pre-tax benefit of $25.4 million related to the recognition of expected tariff refunds and the release of accrued tariffs

“Q2 was a strong quarter for Funko. We delivered 7% sales growth, above the high end of our guidance range. Core Collectibles grew 9%, and gross margin reached a record high for the second consecutive quarter. Together with continued SG&A discipline, that performance drove adjusted EBITDA well above our guidance range.

These results are evidence that Make Culture Pop! is becoming a more deliberate and disciplined growth engine. We are getting better at identifying where fan demand is forming, moving faster to turn those signals into distinctive and repeatable products, and scaling them through the channels with the strongest economics. That progress showed up in broad-based POS momentum across theatrical, anime, gaming and sports, as well as rapid-response releases around live cultural moments and the launch of POP! Mystery.

At the same time, we are improving the quality of the business through tighter assortments, better SKU productivity, continued cost discipline, and concentrating our resources behind the products, fandoms and channels with the greatest demand and return potential.”

Second Quarter 2026 Net Sales by Category and Geography
The tables below show the breakdown of net sales on a brand category and geographical basis (in thousands):

	Three Months Ended June 30,		Period Over Period Change
	2026	2025	Dollar	Percentage
Net sales by brand category:
Core Collectibles	$171,641	$157,477	$14,164	9.0%
Loungefly	31,302	31,847	(545)	(1.7)%
Other	4,776	4,145	631	15.2%
Total net sales	$207,719	$193,469	$14,250	7.4%

	Three Months Ended June 30,		Period Over Period Change
	2026	2025	Dollar	Percentage
Net sales by geography:
United States	$121,845	$117,874	$3,971	3.4%
Europe	68,976	57,784	11,192	19.4%
Other International	16,898	17,811	(913)	(5.1)%
Total net sales	$207,719	$193,469	$14,250	7.4%
Balance Sheet Highlights - At June 30, 2026 vs December 31, 2025
•Total cash and cash equivalents were $40.7 million at June 30, 2026 compared with $42.1 million at December 31, 2025
•Inventories were $88.8 million at June 30, 2026 up from $83.1 million at December 31, 2025
•Total debt was $201.1 million at June 30, 2026 versus $225.3 million at December 31, 2025. Total debt includes the amount outstanding under the company's term loan facility, net of unamortized discounts, revolving line of credit and the company's equipment finance loan.
•In Q2, the company executed a participation sale of $22.1 million in tariff claims for $19.2 million. Half of the proceeds from the sale were used to pay down the company’s term loan.
Outlook for 2026
The company updated its 2026 full-year outlook to reflect its strong second quarter performance, expected continued growth in Core Collectibles, and its decision to rationalize Loungefly’s SKU count and concentrate the assortment behind products with stronger demand and return potential. The company also provided 2026 third-quarter guidance.

Current Outlook
2026 Full Year
Net Sales	Reiterating net sales guidance of flat to up 3%
Gross Margin %	Raising to 46%-47%, including the $25.4 million Q2 tariff-related benefit, up from 41%-43%
Adjusted EBITDA*	Raising to $100M-$110M, including the $25.4 million Q2 tariff-related benefit, up from $70M-$80M
2026 Third Quarter
Net sales	Approximately flat year-over-year
Gross margin %	Approximately 43%-44%
Adjusted EBITDA*	$25 million to $30 million

Webcast Conference Call
The company will host a webcast at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, August 6, 2026, to further discuss its second quarter results and business update. A live webcast, presentation materials and a replay of the event will be available on the Investor Relations section on the company’s website at investor.funko.com, as well as the Funko YouTube Channel at youtube.com/@FunkoIR. The replay of the webcast will be available for one year.

Use of Non-GAAP Financial Measures
This release contains references to non-GAAP financial measures, including adjusted net income (loss), per share amounts, adjusted EBITDA, adjusted EBITDA margin and adjusted net income (loss) margin, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance, for planning purposes, including the preparation of our annual operating budget and financial projections, to assess incentive compensation for our employees, and to evaluate our capacity to expand our business. The company's management believes that the presentation of non-GAAP financial measures provides useful supplementary information regarding operational performance because it enhances an investor's overall understanding of the financial results for the company's core business. Additionally, it provides a basis for the comparison of the financial results for the company's core business between current, past and future periods as they remove the impact of items not directly resulting from our core operations. The company also believes that including adjusted EBITDA and the other non-GAAP financial measures presented in this release is appropriate to provide additional information to investors and help to compare against other companies in our industry. Non-GAAP financial measures have limitations as analytical tools and should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. We caution investors that amounts presented in accordance with our definitions of adjusted net income (loss), including per share amounts, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate these measures in the same manner.
Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables following this release. A reconciliation of adjusted EBITDA outlook to the corresponding GAAP measure on a forward-looking basis cannot be provided without unreasonable efforts, as we are unable to provide reconciling information with respect to certain items. However, for the third quarter of 2026 the company expects equity-based compensation of approximately $4 million, depreciation and amortization of approximately $15 million and interest expense of approximately $5 million. For the full year 2026, the company expects equity-based compensation of approximately $13 million, depreciation and amortization of approximately $60 million and interest expense of approximately $20 million, each of which is a reconciling item to net income. See “Use of Non-GAAP Financial Measures” and the attached reconciliations for more information.
About Funko
Headquartered in Everett, Washington, Funko is a leading pop culture and collectibles brand. Funko designs, sources and distributes licensed pop culture products across multiple categories, including vinyl figures, action toys, plush, apparel, housewares and accessories for consumers who seek tangible ways to connect with their favorite pop culture brands and characters. Learn more at Funko.com, Loungefly.com and MondoShop.com, and follow us on TikTok, X, and Instagram.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our strategic plans, growth strategies, expectations in sales trends and anticipated financial results, including without limitation, our full year and third quarter 2026 guidance. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: impacts from economic downturns; changes in the retail industry and markets for our consumer products; risks associated with our international operations, including risk related to tariffs and trade restrictions; risks relating to our indebtedness, including our ability to comply with financial and negative covenants under our Credit Agreement, as amended; our ability to execute our business strategy; our ability to manage our inventories and growth; our ability to identify or complete any strategic alternative transaction; our dependence on content development and creation by third parties; our ability to obtain, maintain and protect our intellectual property rights or those of our licensors; fluctuations in our gross margin and seasonal impacts; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation, including products liability claims and securities class action litigation; risk resulting from our e-commerce business and social media presence; our ability to successfully operate our information systems and implement new technology; our ability to secure additional financing on favorable terms or at all; the influence of our significant stockholder, TCG, and the possibility that TCG’s interests may conflict with the interests of our other stockholders; risks relating to our organizational structure; including the Tax Receivable Agreement ("TRA") which confers certain benefits upon the parties to the TRA ("TRA Parties") that will not benefit Class A common stockholders to the same extent as it will benefit the TRA Parties; and volatility in the price of our Class A common stock. These and other important factors discussed under the caption “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended June 30, 2026 and our other filings with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations:
investorrelations@funko.com
Media:
pr@funko.com

Funko, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net sales	$207,719	$193,469	$408,638	$384,208
Cost of sales (exclusive of depreciation and amortization)	90,090	131,429	202,182	245,297
Selling, general, and administrative expenses	79,723	82,259	163,410	167,066
Depreciation and amortization	15,767	14,528	30,541	29,790
Total operating expenses	185,580	228,216	396,133	442,153
Income (loss) from operations	22,139	(34,747)	12,505	(57,945)
Interest expense, net	5,198	4,522	10,082	8,371
Other expense, net	480	887	936	1,055
Income (loss) before income taxes	16,461	(40,156)	1,487	(67,371)
Income tax expense	1,016	848	4,169	1,692
Net income (loss)	15,445	(41,004)	(2,682)	(69,063)
Less: net income (loss) attributable to non-controlling interests	61	(514)	9	(985)
Net income (loss) attributable to Funko, Inc.	$15,384	$(40,490)	$(2,691)	$(68,078)

Income (loss) per share of Class A common stock:
Basic	$0.28	$(0.74)	$(0.05)	$(1.26)
Diluted	$0.27	$(0.74)	$(0.05)	$(1.26)
Weighted average shares of Class A common stock outstanding:
Basic	55,860	54,362	55,644	53,948
Diluted	57,461	54,362	55,644	53,948

Funko, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2026	December 31, 2025
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$40,713	$42,148
Accounts receivable, net	93,561	117,018
Inventories	88,800	83,136
Prepaid expenses and other current assets	51,540	48,094
Total current assets	274,614	290,396
Property and equipment, net	64,498	68,679
Operating lease right-of-use assets, net	41,671	46,928
Goodwill	133,848	133,900
Intangible assets, net	127,925	135,826
Other assets	11,191	9,505
Total assets	$653,747	$685,234
Liabilities and Stockholders’ Equity
Current liabilities:
Revolving credit facility	$1,500	$1,125
Current portion of term debt	16,939	21,932
Current portion of operating lease liabilities	16,989	18,792
Accounts payable	58,206	64,748
Accrued royalties	54,712	59,821
Accrued expenses and other current liabilities	87,583	77,499
Total current liabilities	235,929	243,917
Long-term debt	182,659	202,246
Operating lease liabilities	43,273	48,680
Other long-term liabilities	3,867	4,261

Commitments and Contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001 per share, 200,000 shares authorized; 55,989 and 55,327 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	5	5
Class B common stock, par value $0.0001 per share, 50,000 shares authorized; 91 and 91 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in-capital	362,526	357,330
Accumulated other comprehensive income	4,003	4,621
Accumulated deficit	(178,833)	(176,142)
Total stockholders’ equity attributable to Funko, Inc.	187,701	185,814
Non-controlling interests	318	316
Total stockholders’ equity	188,019	186,130
Total liabilities and stockholders’ equity	$653,747	$685,234

Funko, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2026	2025
	(In thousands)
Operating Activities
Net loss	$(2,682)	$(69,063)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30,541	29,790
Equity-based compensation	5,196	6,377
Other, net	1,133	1,301
Changes in operating assets and liabilities:
Accounts receivable, net	23,318	24,572
Inventories	(6,160)	(5,761)
Prepaid expenses and other assets	2,499	5,529
Accounts payable	(5,992)	3,207
Accrued royalties	(5,109)	(14,967)
Accrued expenses and other liabilities	(19,114)	(25,427)
Net cash provided by (used in) operating activities	23,630	(44,442)

Investing Activities
Purchases of property and equipment	(18,954)	(16,211)
Other, net	—	970
Net cash used in investing activities	(18,954)	(15,241)

Financing Activities
Borrowings on revolving credit facility	—	85,000
Debt amendment costs	(3,648)	—
Payments of term debt	(21,303)	(11,530)
Proceeds from sale of tariff receivable	19,248	—
Payments under tax receivable agreement	(249)	—
Other, net	179	193
Net cash (used in) provided by financing activities	(5,773)	73,663

Effect of exchange rates on cash and cash equivalents	(338)	516

Net change in cash and cash equivalents	(1,435)	14,496
Cash and cash equivalents at beginning of period	42,148	34,655
Cash and cash equivalents at end of period	$40,713	$49,151

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income (loss), for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands, except per share data)
Net income (loss) attributable to Funko, Inc.	$15,384	$(40,490)	$(2,691)	$(68,078)
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock (1)	61	(514)	9	(985)
Equity-based compensation (2)	2,782	3,112	5,196	6,377
Foreign currency transaction loss (3)	588	1,463	1,104	1,639
Tax receivable agreement liability adjustments (4)	—	—	112	—
Third-party debt amendment fees (5)	106	—	3,655	—
Income tax (benefit) expense (6)	(3,968)	9,743	1,280	16,531
Adjusted net income (loss)	$14,953	$(26,686)	$8,665	$(44,516)
Adjusted net income (loss) margin (7)	7.2%	(13.8)%	2.1%	(11.6)%
Weighted-average shares of Class A common stock outstanding - basic	55,860	54,362	55,644	53,948
Equity-based compensation awards and common units of FAH, LLC that are convertible into Class A common stock	1,601	749	187	907
Adjusted weighted-average shares of Class A stock outstanding - diluted	57,461	55,111	55,831	54,855
Adjusted earnings (loss) per diluted share	$0.26	$(0.48)	$0.16	$(0.81)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(amounts in thousands)
Net income (loss)	$15,445	$(41,004)	$(2,682)	$(69,063)
Interest expense, net	5,198	4,522	10,082	8,371
Income tax expense	1,016	848	4,169	1,692
Depreciation and amortization	15,767	14,528	30,541	29,790
EBITDA	$37,426	$(21,106)	$42,110	$(29,210)
Adjustments:
Equity-based compensation (2)	2,782	3,112	5,196	6,377
Foreign currency transaction loss (3)	588	1,463	1,104	1,639
Tax receivable agreement liability adjustments (4)	—	—	112	—
Third-party debt amendment fees (5)	106	—	3,655	—
Adjusted EBITDA	$40,902	$(16,531)	$52,177	$(21,194)
Adjusted EBITDA margin (8)	19.7%	(8.5)%	12.8%	(5.5)%

(1)	Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests.
(2)	Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.
(3)	Represents both unrealized and realized foreign currency losses on transactions denominated other than in U.S. dollars, including derivative gains and losses on foreign currency forward exchange contracts.
(4)	Represents recognized adjustments to the tax receivable agreement liability.
(5)	Represents non-recurring third-party debt fees paid as part of the Fifth Amendment to the Credit Agreement.
(6)	Represents the income tax expense effect of the above adjustments, including adding back the valuation allowance to the net loss. This adjustment uses an effective tax rate of 25% for all periods presented.
(7)	Adjusted net income (loss) margin is calculated as adjusted net income (loss) as a percentage of net sales.
(8)	Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of net sales.